                                                                      Exhibit 5

                               	Legg Mason, Inc.
                                 100 Light Street
                            Baltimore, Maryland  21202




                                	January 16, 1998



Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland  21202

	Re:	Legg Mason, Inc.
   		2,574,156 Shares of Common Stock

Gentlemen:

         This opinion is being furnished in connection with the proposed secondary offering of up to 2,574,156 shares (the "Shares") of Common Stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") covered by the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended. The Shares were issued to certain selling stockholders identified in the prospectus (the "Prospectus") constituting part of the Registration Statement.

         Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, By-Laws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

         Based upon and subject to the foregoing, it is my opinion that the Shares have been duly and validly authorized and constitute legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                  Very truly yours,


                                  /s/Theodore S. Kaplan
                                  Theodore S. Kaplan
                                  General Counsel